UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.     )

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APACHE CORPORATION

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APACHE CORPORATION

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

Supplemental Information Regarding Item No. 12

Advisory Vote to Approve the Compensation of Our Named Executive Officers

[commencing on May 10, 2018, the form of email communication sent to certain shareholders with whom Apache requested meetings prior to the 2018 annual shareholders’ meeting]

Subject Line: Apache Engagement Request | May 24 Annual Meeting

[Investor Contact],

I am reaching out to request a call in advance of our Annual Meeting on May 24th with [insert APA participants]. We would appreciate the opportunity to provide additional detail and answer any questions you have regarding this year’s voting items as disclosed in our 2018 proxy statement, available here https://www.sec.gov/Archives/edgar/data/6769/000119312518111013/d426301ddef14a.htm .

In particular, we would like to discuss:

•	Key 2017 financial, operational and strategic achievements that position Apache for long-term growth

•	The Board’s continued focus on closely linking pay with performance and aligning our executive compensation program to Apache’s strategy

•	Compensation program refinements for 2017 and 2018, many of which were directly informed by shareholder feedback

We would also like to direct you to a supplemental filing (located here):

https://www.sec.gov/Archives/edgar/data/6769/000119312518155299/d582535ddefa14a.htm that includes further information regarding the Strategic Goal portion of our Annual Cash Incentive Program. We will be filing additional supplemental materials on our business, performance and compensation program and will notify you once filed.

Please let us know if you’re available for a call between [May 14th - 22nd].

Best regards,